UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2012

MaxLinear, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34666	14-1896129
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2051 Palomar Airport Road, Suite 100, Carlsbad, California 92011

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (760) 692-0711

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Appointment of Justin Scarpulla as Chief Accounting Officer and Corporate Controller.

On March 9, 2012, the Board of Directors of MaxLinear, Inc. (the “Company”) appointed Justin Scarpulla as our Chief Accounting Officer and Corporate Controller effective immediately. From September 2011 to March 9, 2012, Mr. Scarpulla served as the Company’s Vice President and Corporate Controller. From 2008 until joining the Company in September 2011, Mr. Scarpulla served as Director, Financial Reporting for Broadcom Corporation, a semiconductor company. He served as Senior Manager and Cable Modem Line Business Controller at Broadcom from 2006 until 2008. Prior to 2006, Mr. Scarpulla served in various management positions at Broadcom, which he joined in 1999. From 1996 to 1999 Mr. Scarpulla served as an auditor at Ernst & Young, LLP. Mr. Scarpulla received a B.A. degree in Business Administration, with an Accounting and Finance emphasis, from California State University, Fullerton. He is also a Certified Public Accountant.

No changes were made to Mr. Scarpulla’s compensation in connection with his appointment as Chief Accounting Officer and Corporate Controller of the Company. Under the terms of his employment offer letter, dated September 12, 2011 and filed herewith as Exhibit 10.1, Mr. Scarpulla will continue to receive a base salary of $185,000 per year and will be an at-will employee. In addition, as an executive officer, Mr. Scarpulla will continue to be eligible to participate in our executive incentive bonus plan for fiscal 2012. The terms and conditions, including performance goals, of our 2012 executive incentive bonus plan for executive officers have not yet been established. Mr. Scarpulla’s annualized target bonus for 2012 will equal 30% of his base salary, based on satisfaction of certain corporate and individual performance objectives to be scheduled in 2012. We also agreed to grant Mr. Scarpulla an equity grant of restricted stock units with respect to 70,000 shares (the “RSU Award”), which grant was formally approved by our Compensation Committee on November 4, 2011. This RSU Award is subject to the terms and conditions of our 2010 Equity Incentive Plan and form of restricted stock purchase agreement. This RSU Award will vest and become exercisable over four years based on Mr. Scarpulla’s continued employment with us. One-quarter of the shares subject to this RSU Award will vest on November 20, 2012, and 1/16th of the restricted stock units subject to the RSU Award will vest on each February 20, May 20, and August 20 thereafter, such that the award will be fully vested on November 20, 2015.

Pursuant to our form of change of control severance agreement applicable to our executive officers other than our chief executive officer and chief financial officer, if Mr. Scarpulla is a “Section 16 officer” immediately prior to a “change in control” (as such terms are defined in the change in control agreement) and upon or within 12 months following a change of control, Mr. Scarpulla is involuntarily terminated by us or our successor without “cause” or terminates voluntarily for “good reason” (as such terms are defined in the change in control agreement), the change in control agreement provides that Mr. Scarpulla will be entitled to receive the following benefits: (i) a lump sum cash payment equal to 12 months of base salary, determined at a rate equal to the greater of (A) the annual salary as in effect immediately prior to the change in control, or (B) the then current annual salary as of the date of such termination; (ii) a lump sum cash payment equal to a pro-rated amount of the target annual bonus for the year immediately preceding the year of the change in control; (iii) payment of premiums for continued health benefits under the Company’s health plans for 12 months following termination provided that Mr. Scarpulla constitutes a qualified beneficiary under applicable law and timely elects to continue coverage under applicable law; and (iv) immediate vesting of 50% of the then-unvested portion of any outstanding equity awards.

We filed the form of change of control agreement applicable to our executive officers as Exhibit 10.13 of our Registration Statement on Form S-1 (No. 333-162947), which was declared effective by the Securities and Exchange Commission on March 23, 2010.

Mr. Scarpulla has no family relationships with any director or executive officer of the Company, or persons nominated or chosen by the Company to become directors or executive officers. There are no other arrangements or understandings with Mr. Scarpulla with respect to his appointment as Chief Accounting Officer and Corporate Controller, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The summary description of Mr. Scarpulla’s offer letter and change in control agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the offer letter dated as of September 12, 2011 that is attached hereto as Exhibit 10.1 and the full text of the form of change in control agreement for executive officers that is attached as Exhibit 10.13 to our Registration Statement on Form S-1 (No. 333-162947).

Termination of Prior Chief Accounting Officer.

In light of Mr. Scarpulla’s appointment as Chief Accounting Officer and Corporate Controller, Patrick E. McCready’s status as our Chief Accounting Officer terminated on March 9, 2012. Mr. McCready’s employment with the Company will terminate on March 15, 2012. To facilitate an orderly transition, Mr. McCready has agreed to remain available to the Company on a consulting basis for three months from the date of his termination.

In connection with his departure, Mr. McCready and the Company have agreed to enter into a separation agreement and release (the “Separation Agreement”) pursuant to which the Company and Mr. McCready have agreed as follows: (i) Mr. McCready’s employment with the Company will be terminated effective as of March 15, 2012; (ii) Mr. McCready’s change in control agreement with the Company, dated March 23, 2010, will be terminated effective as of the date of his termination; (iii) Mr. McCready will continue to provide services to the Company as a consultant until June 15, 2012 at the same rate as his monthly base salary in effect as of the date of his termination; and (iv) the Company will reimburse Mr. McCready for the payments he makes for COBRA coverage for a period of three months from the date of his termination. The foregoing description of the Separation Agreement is a summary only and is qualified in its entirety by reference to the full text of the Separation Agreement which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 9.01	Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Employee Offer Letter, dated September 12, 2011, by and between MaxLinear, Inc. and Justin Scarpulla

10.2	Separation Agreement and Release, dated March 15, 2012, by and between MaxLinear, Inc. and Patrick E. McCready

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 15, 2012	MAXLINEAR, INC.

(Registrant)

	By:	/s/ Adam C. Spice
Adam C. Spice
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employee Offer Letter, dated September 12, 2011, by and between MaxLinear, Inc. and Justin Scarpulla

10.2	Separation Agreement, dated March 15, 2012, by and between MaxLinear, Inc. and Patrick E. McCready